GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/07/02	Western Resources

Shares            Price         Amount
400,000 	  $100.00 	$400,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.50       N/A		0.11%	             0.11%

Broker
Salomon Smith Barney, Inc.

Underwriters of Western Resources

Underwriters*                        Principal Amount*
                                     $365,000,000

*Principal amount of underwriters were not available at time of filing.




GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/13/02	Fleming Companies, Inc.

Shares            Price         Amount
3,000,000	  $100.00 	$3,000,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.50       N/A		1.50%	             2.23%

     Broker
Deutsche Morgan Grenfell

Underwriters of Fleming Companies, Inc.

Underwriters     	                 Principal Amount
Deutsche Bank Securities, Inc.             $78,000,000
Lehman Brothers, Inc                        40,000,000
Wachovia Securities, Inc.                   30,000,000
J.P. Morgan Securities, Inc.                30,000,000
Morgan Stanley Dean Witter & Co.            15,000,000
Fortis Securities, Inc.                      5,000,000
Comercia Bank, Inc.                          2,000,000
Total                                     $200,000,000